EXHIBIT 3.2

BYLAWS

OF

DRAGON PHARMACEUTICAL, INC.

A Florida Corporation

TABLE OF CONTENTS

TO THE

BYLAWS

OF

DRAGON PHARMACEUTICAL, INC.

i

                                                                        ii

BYLAWS

OF

DRAGON PHARMACEUTICAL, INC.

ARTICLE I – SHAREHOLDERS

SECTION 1 – ANNUAL MEETING

There shall be an annual meeting of the shareholders of Dragon Pharmaceutical, Inc. (the "Corporation") on a date and time as shall be designated from time to time by the board of directors of the Corporation (the "Board of Directors") and stated in the notice of the meeting, for the election of directors and for the transaction of such other business as may come before the meeting.

SECTION 2 – SPECIAL MEETINGS

A special meeting of the shareholders of the Corporation may be called at anytime by (i) the Board of Directors, (ii) the President of the Corporation, (iii) by the person designated in the written request of the holders of not less than one-tenth of all shares of the Corporation entitled to vote at the meeting. If a special meeting is call by any person or person other than the Board of Directors or the President of the Corporation, such request shall (i) set forth the proposal to be presented by the shareholder, (ii) provide the information specified in Section 9 of Article I, (iii) listing all shareholders and beneficial owners, if any, together with their names and addresses, who have been solicited to sign the written request calling for the special meeting, whether or not such shareholder each joined in the request, (iv) provide a copy of any correspondence and other material used in soliciting the shareholders or beneficial owners to support the request, including, but not limited to, any agreement or other materials that shareholders or beneficial owners were requested to execute in connection with such request; and (v) furnish such other information and further material as the Corporation requests. Upon receipt of a proper and complete request from shareholders of a sufficient percentage of shares of the Corporation to call a special meeting in accordance with Section 2 of Article I, the President or his designee shall, in his sole discretion, set the date, time and place of such meeting and shall notice such meeting in accordance with Section 3 of Article I.

SECTION 3 – NOTICE OF MEETINGS

Written notice of each meeting of shareholders, whether annual or special, stating the date, hour and place thereof, shall be served either personally or by mail, not less than ten (10) nor more than sixty (60) days before the meeting, upon each shareholder of record entitled to vote at such meeting and upon any other shareholder to when the giving of notice of such a meeting may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is cared and shall indicate that such notice is being issued by or at the direction of the Board of Directors. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their stock pursuant to the General Corporation Law of the State of Florida, the notice of such meeting shall include a statement of that purpose and to that

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effect. If mailed, notice shall be deemed to be delivered when deposited in the United States mail or with any private express mail service, postage or delivery fee prepaid, and shall be directed to each such shareholder at its address as it appears on the records of the Corporation, unless such shareholder shall have previously filed with the Secretary of the Corporation a written request that notices intended for such shareholder be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

SECTION 4 – PLACE OF MEETING

The Board of Directors may designate any place, either in the State of Florida or outside the State of Florida, as the place a shareholder meeting shall be held for any annual meeting or any special meeting called by the Board of Directors. If no designation is made, the place of such meeting shall be the principal office of the Corporation.

SECTION 5 – FIXING DATE OF RECORD

In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date which: (a) shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and (b) shall not be less than ten (10) nor more than seventy (70) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of such meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date which: (a) shall not precede the date upon which the resolution fixing the record date is adopted, and (b) shall be not more than sixty (60) days prior to such action. If no record date is fixed by the Board of Directors, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 6 – INSPECTORS

At each meeting of the shareholders, the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by one or more inspectors. Such inspectors shall be appointed by the Board of Directors before or at such meeting or, if no such appointment shall have been made, then by the presiding corporate officer at the meeting. If, for any reason, any of the inspectors previously appointed shall fail to attend the meeting or shall refuse or be unable to serve, inspectors in place of any inspectors so failing to attend or refusing or being unable to serve shall be appointed in like manner.

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SECTION 7 – QUORUM

At any meeting of the shareholders, the holders of majority of the outstanding shares of each class and series, if any, of the capital stock of the Corporation present in person or represented by proxy, shall constitute a quorum of the shareholders for all purposes, unless the representation of a larger number shall be required by law, in which case, the representation of the number so required shall constitute a quorum.

If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed in accordance with these Bylaws for an annual or special meeting, a majority in interest of the shareholders present in person or by proxy may adjourn, from time to time, without notice other than by announcement at the meeting, until the requisite holders of the amount of stock necessary to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 8 – BUSINESS

The chairman, if any, of the Board of Directors, the President of the Corporation or, in his absence the vice-chairman, if any, of the Board of Directors or an executive Vice-President of the Corporation, in the order named, shall call meetings of the shareholders to order and shall act as the chairman of such meeting; PROVIDED, HOWEVER, that the Board of Directors or the executive committee, if any, may appoint any other person to act as the chairman of any meeting upon the consent (or in the absence) of the chairman of the Board of Directors. The Secretary of the Corporation shall act as Secretary at all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the presiding corporate officer may appoint any person to act as the Secretary of the meeting.

SECTION 9 – NOMINATION AND PROPOSAL

(a)      For any shareholder proposal or nomination for election to the Board of Directors to be presented in connection with an annual meeting of shareholders of the Corporation, as permitted by these Bylaws or required by applicable law, the shareholder must have furnished a timely written notice thereof to the Secretary of the Corporation in accordance with this Section 9 of Article I. To be timely, a shareholder's notice must be delivered to the Secretary at the principal business offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, a request by the shareholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

(b)      Only persons who are selected and recommended by the Board of Directors or a committee thereof, or who are nominated by shareholders in accordance with the procedures set forth in this Section 9 of Article I, shall be eligible for election, or qualified to serve, as a

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director. Nominations of individuals for election to the Board of Directors at any annual meeting or any special meetings at which directors are to be elected may be made by any shareholder entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 9 of Article I. Nominations by shareholders (the "Nominating Shareholders") shall be made by written notice (a "Nomination Notice"), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual; (B) the business experience during the past five (5) years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on and such other information as to the nature of his responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of more than five percent (5%) or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Corporation Act of 1940, as amended; and (E) whether, in the last five (5) years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, judgment, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; (ii) as to the Nominating Shareholder and any Persons (as such term is defined in Section 3(a)(9) of the Exchange Act) acting in concert with such Nominating Shareholder (a) the names and business addresses of such Nominating Shareholder and such Persons, (b) the names and addresses of such Nominating Shareholder and such Persons as they appear on the Corporation's books (if they so appear), and (c) the class and number of shares of the Corporation which are beneficially owned by such Nominating Shareholders and such Persons; and (iii) any plans or proposals of any of the nominees, the Nominating Shareholder and/or any Persons acting in concert with any such persons, which would result in a change of control of the Corporation, a tender offer for shares of the Corporation, any merger, reorganization, liquidation, or any other event required to be reported pursuant to Item 4 of Schedule 13 promulgated under the Exchange Act, as in effect on the date of the adoption of these Bylaws. A written consent to being named in a proxy statement as a nominee, and to serve as a director, if elected, signed by the nominee, shall be filed with any Nomination Notice.

(c)      No proposal for a shareholder vote shall be submitted by a shareholder (a "Shareholder Proposal") to the Corporation's shareholders unless the shareholder submitting such proposal (the "Proponent") shall have delivered to the Secretary of the Corporation, at its principal offices, a written notice setting forth (i) the names and business addresses of the Proponent and all Persons acting in concert with the Proponent; (ii) the names and addresses of the Proponent and the Persons identified in clause (i), as they appear on the Corporation's books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) the proposal of the Shareholder's Proposal; (v) any plans or proposals of the Proponent and/or any Persons acting in concert with any such person, which would result in a change of control of the Corporation, a tender offer for

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shares of the Corporation, any merger, reorganization, liquidation, or any other event required to be reported pursuant to Item 4 of Schedule 13 promulgated under the Exchange Act, as in effect on the date of the adoption of these Bylaws; and (vi) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and shareholders of the Corporation to consider the Shareholder Proposal.

(d)      Except as otherwise provided by law, the presiding officer of the shareholder meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting by a shareholder was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or proposal is not in compliance with these Bylaws, to declare that such defective proposal or nomination is out of order, shall not be presented for shareholder action and shall be disregarded.

(e)      Notwithstanding the foregoing provisions of this Section 9 of Article I, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders' meeting, shareholders must provide notice as required by the regulations promulgated under the Exchange Act. Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

SECTION 10. – VOTING; PROXIES

At all meetings of shareholders, a shareholder entitled to vote may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation at or before the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The shareholder's vote may be by voice vote or by ballot as determined by the Board of Directors.

SECTION 11 – VOTING LISTS

The corporate officer who has charged of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares of stock registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to such meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city in which such meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where such meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

SECTION 12 – VOTING OF STOCK OF CERTAIN HOLDERS

Shares of capital stock of the Corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine.

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Shares of capital stock of the Corporation standing in the name of a deceased person, a minor ward or an incompetent person may be voted by such person's administrator, executor, court-appointed guardian or conservator, either in person or by proxy, without a transfer of such stock into the name of such administrator, executor, court-appointed guardian or conservator. Shares of capital stock of the Corporation standing in the name of a trustee may be voted by such trustee, either in person or by proxy.

Shares of capital stock of the Corporation standing in the name of a receiver may be voted by such receiver, either in person or by proxy, and stock held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in any appropriate order of the court by which such receiver was appointed.

A shareholder whose stock is pledged shall be entitled to vote such stock, either in person or by proxy, until the stock has been transferred into the name of the pledgee; thereafter, the pledgee shall be entitled to vote, either in person or by proxy, the stock so transferred.

Neither shares of the Corporation's stock owned by another corporation, the majority of the voting stock of which is owned or controlled by it, nor shares of its own stock held by another corporation in a fiduciary capacity shall be voted, directly or indirectly, at any meeting; and

such shares shall not be counted in determining the total number of outstanding shares at any given time.

ARTICLE II – BOARD OF DIRECTORS

SECTION 1 – NUMBER AND TERM OF OFFICE

The Board of Directors of the Corporation shall consist of not less than one (1) nor more than eleven (11) directors, as determined by the Board of Directors of the Corporation. Each director (whenever elected) shall hold office until his or her successor shall have been elected and qualified unless he or she shall resign or his or her office shall become vacant by his or her death or removal. Directors need not be residents of the State of Florida or shareholders of the Corporation.

This provision only will be effective upon approval of the Shareholders.

SECTION 2 – ELECTION OF DIRECTORS

Except as otherwise provided in Sections 3 and 4 of this Article II hereof and except as otherwise provided in the Certificate of Incorporation, the directors shall be elected annually at the annual shareholders' meeting for the election of directors. The persons elected as directors shall be those nominees, equal to the number then constituting the Board of Directors, who shall receive the largest number of affirmative votes validly cast at such election by the holders of shares entitled to vote therefore. Failure to annually re-elect directors of the Corporation shall

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not affect the validity of any action taken by a director who shall have been duly elected and qualified and who shall not, at the time of such action, have resigned or been removed from his or her position as a director of the Corporation.

SECTION 3 – REMOVAL OF DIRECTORS

At a meeting called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of the majority of the shares then entitled to vote at an election of directors.

SECTION 4 – VACANCIES AND NEWLY CREATED DIRECTORSHIP

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, provided that in case of a vacancy created by removal of a director(s) by a vote of shareholders, the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and until his or her successor shall have been elected and qualified. Any number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting of a special meeting of the shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold such position until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified.

SECTION 5 – RESIGNATIONS

Any director may resign at any time by mailing or delivering or by transmitting by facsimile, telegram or cable written notice of his or her resignation to the Board of Directors of the Corporation at the Corporation's principal office or its registered office in the State of Florida or to the President, the Secretary, or any Assistant Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or if no time be specified, then at the time of receipt thereof.

SECTION 6 – GENERAL POWERS

The business of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things that are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

SECTION 7 – ANNUAL MEETINGS

The annual meeting of the Board of Directors for electing officers and transacting other business shall be held promptly after the annual shareholders' meeting at the place of such meeting. Failure to hold any annual meeting of the Board of Directors of the Corporation at the designated time shall not cause a forfeiture or dissolution of the Corporation.

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SECTION 8 – REGULAR MEETINGS

The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix the time and place of such meetings. Regular meetings may be held within or without the State of Florida. Notice of regular meetings need not be given, provided that notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made.

SECTION 9 – SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by the Chairman of the Board, or by the President of the Corporation on two (2) days' notice to each director specifying the time and place (within or without the State of Florida) of the meeting, and shall be called by the President or Secretary of the Corporation in like manner and on like notice on the written request of two (2) or more Directors.

SECTION 10 – NOTICE

All notices to a Director required by Sections 7 or 9 of this Article II hereof shall be addressed to him at his or her residence or usual place of business and may be given by mail, facsimile, e-mail, telegram, radiogram, cable or by personal delivery. No notice need be given of any adjourned meeting.

SECTION 11 – QUORUM

At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business and, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. In the absence of a quorum the directors present there may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

SECTION 12 – ACTION BY DIRECTORS OR COMMITTEE WITHOUT MEETING

Any action permitted to be taken at a meeting of the directors of the Corporation or any committee thereof or any action which may be taken at such a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or members of the committee, as the case may be, entitled to vote with respect to the subject matter thereof such consent shall have the same force and effect as a unanimous vote of the Board of Directors or of the committee, as the case may be, of the Corporation. A consent shall be sufficient for this Section 12 of this Article II if it is executed in counterparts, in which event all of such counterparts, when taken together, shall constitute one and the same consent.

SECTION 13 – TELEPHONE/ELECTRONIC MEETINGS

Any director or any member of a committee may participate in a meeting of the Board of Directors or a committee, as the case may be, by means of a conference telephone, e-mail or other communications equipment by means of which all persons participating in such meeting

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can communicate with each other on a real-time basis, and such participation shall constitute the presence of such person at such meeting.

SECTION 14 – COMPENSATION

By resolution of the Board of Directors, any director may be paid any one or more of the following: his or her expenses, if any, of attendance at meetings; a fixed sum for attendance at meetings; or a stated salary as director. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any capacity as an officer, employee, agent or otherwise, and receiving compensation therefore.

SECTION 15 – RELIANCE ON ACCOUNTS AND REPORTS, ETC.

A director, or a member of any committee designated by the Board of Directors, in the performance of his or her duties, shall be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

SECTION 16 – PRESUMPTION OF ASSENT

A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE III – COMMITTEES

SECTION 1 – HOW CONSTITUTED

The Board of Directors may designate one or more committees, including an Executive Committee, each consisting of two or more directors. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. Any such committee, to the extent provided in the resolution and except as may otherwise be provided by statute, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but the designation of such committee and the delegation thereto of the authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

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SECTION 2 – PROCEEDINGS, QUORUM AND MANNER OF ACTING

Except as otherwise prescribed by the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum, and manner of acting as it shall deem proper and desirable.

ARTICLE IV – OFFICERS

SECTION 1 – NUMBER AND TERM OF OFFICE

The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Operating Officer, one or more executive Vice-Presidents, a Secretary, a Treasurer, and such other officers as may be elected or appointed from time to time by the Board of Directors, including such additional Vice-Presidents with such designations, if any, as may be determined by the Board of Directors and such Assistant Secretaries and Assistant Treasurers as may be determined by the Board of Directors. In addition, the Board of Directors may elect a chairman thereof and may also elect a vice-chairman as officers of the Corporation (each of whom shall be a director). Any two or more offices may be held by the same person, except that the offices of President and Secretary may not be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except those of President, Treasurer and Secretary.

The officers of the Corporation shall be elected or appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. Each officer shall hold office until his or her successor shall have been duly elected or appointed, until his or her death or until he or she shall resign or shall have been removed by the Board of Directors.

SECTION 2 – VACANCIES

A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

SECTION 3 – REMOVAL

Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

SECTION 4 – CHIEF EXECUTIVE OFFICER

The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. In addition, the Chief Executive Officer shall, in the absence of the Chairman of the Board or at his or her request, preside at all meetings of the stockholders and of the Board of Directors and shall exercise and perform such other powers and duties as may from time to time be assigned to the Chief Executive Officer by the Board of Directors.

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SECTION 5 – PRESIDENT

The President shall, in the absence of the Chairman of the Board and the Chief Executive Officer or at their request, preside at all meetings of the stockholders and the Board of Directors, and shall exercise and perform such other powers and duties as may from to time be assigned to the President by the Board of Directors.

SECTION 6 – CHIEF OPERATING OFFICER

The Chief Operating Officer of the Corporation shall have general management of the business unit operations of the Corporation, subject to the direction and control of the Chief Executive Officer, and, in turn, the Board of Directors. The Chief Operating Officer shall sign all papers and documents to which such officer's signature may be necessary or appropriate in connection with the operations of the Corporation, make reports to the Board of Directors, or the Chief Executive Officer, and have such further powers and duties as may, from time to time, be prescribed by the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chief Executive Officer and President, the powers and duties of the Chief Executive Officer and President shall be vested in the Chief Operating Officer; however, that the Chief Operating Officer shall not have authority to call meetings of the stockholders, the Board of Directors or the committees appointed by the Board, or to preside at meetings of the stockholders or the Board of Directors, unless he is also a Director.

SECTION 7 – VICE PRESIDENTS

In the absence of the President, or in the event of the President's death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation, and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President or the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of the Vice President's authority to act in the stead of the President.

SECTION 8 – SECRETARY

The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if any, and see that the seal of the Corporation, if any, is affixed to all documents which are authorized to be executed on behalf of the Corporation under its seal; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of

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Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors.

SECTION 9 – TREASURER

The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may designate or as the Board of Directors by resolution may authorized; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors.

SECTION 10 – ASSISTANT SECRETARIES AND ASSISTANT TREASURERS

There shall be such number of assistant secretaries and assistant Treasurers as the Board of Directors or President from time to time authorizes. The assistant secretaries may sign with the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant secretaries and assistant Treasurers, in general, shall perform such duties and have such authority as from time to time shall be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

SECTION 11 – OTHER ASSISTANTS AND ACTING OFFICERS

The Board of Directors and the President shall have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in the officer's stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or President shall have the power to perform all the duties of the office to which that person is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or President.

SECTION 12 – SALARIES

Salaries may be paid to the principal officers of the Corporation at the discretion of the Board of Directors, and if so paid, shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

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ARTICLE V – CONTRACTS AND LOANS

SECTION 1 – CONTRACTS

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2 – LOANS

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3 – VOTING OF SECURITIES OWNED BY THIS CORPORATION

Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation by the President of this Corporation if he or she is present, or in the President's absence, by any Vice President of this Corporation who may be present, and (b) whenever, in the judgment of the President, or in the President's absence, of any Vice President, it is desirable for this Corporation to execute a proxy or written consent with respect to any shares or other securities issued by any other corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the President or one of the Vice Presidents of this Corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

ARTICLE VI – CERTIFICATES FOR STOCK AND THEIR TRANSFER

SECTION 1 – CERTIFICATES FOR STOCK

Certificates representing shares of capital stock of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the chairman of the Board of Directors, the President of the Corporation, the vice-chairman of the Board of Directors or an executive Vice-President of the Corporation and by the Secretary or an authorized Assistant Secretary and shall be sealed with the seal of the Corporation. The seal may be a facsimile. If a stock certificate is countersigned: (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In the event that any officer, transfer agent-or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All certificates for capital stock shall be consecutively numbered or otherwise identified. The name of the person to whom the shares of capital stock represented

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thereby are issued, with the number of shares of capital stock and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares of capital stock shall have been surrendered and canceled, except that in the event of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 2 – TRANSFERS OF STOCK

Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and powers of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner, or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

ARTICLE VII – FISCAL YEAR

SECTION 1 – FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.

ARTICLE VIII – SEAL

SECTION 1 – SEAL

The Board of Directors shall approve a corporate seal that shall be in the form of a circle and shall have inscribed thereon the name of the Corporation.

ARTICLE IX – WAIVER OF NOTICE

SECTION 1 – WAIVER OF NOTICE

Whenever any notice is required to be given under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation or under the provisions of the General Corporation Law of the State of Florida, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of any person at a meeting for which any notice is required to be given under the provisions of these Bylaws, the Certificate of Incorporation or the General Corporation Law of the State of Florida shall constitute a waiver of notice of such meeting except when the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any businesses because the meeting is not lawfully called or convened.

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ARTICLE X – INDEMNIFICATION

SECTION 1 – INDEMNIFICATION

The Corporation shall indemnify all directors and officers to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Florida, as amended from time to time. This bylaw shall not limit the rights of such persons or other persons to indemnification as provided or permitted as a matter of law, under the General Corporation Law of the State of Florida, as amended from time to time, or otherwise.

ARTICLE XI – AMENDMENTS

SECTION 1 – BY SHAREHOLDERS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the shareholders by affirmative vote of not less than a majority of the shares present or represented at an annual or special meeting of the shareholders at which a quorum is in attendance.

SECTION 2 – BY DIRECTORS

These Bylaws may also be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance.

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